Exhibit 16

POWER OF ATTORNEY

          Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Lawrence H. Kaplan, Lawrence B. Stoller, John K. Forst, and Thomas R. Phillips, each of them, with full power to act without the other, his or her true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all Registration Statements on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Target Fund	Acquiring Fund
Lord Abbett Securities Trust - Lord Abbett Large-Cap Value Fund	Lord Abbett Securities Trust - Lord Abbett Fundamental Equity Fund

Signature	Title

/s/ Robert S. Dow	Chairman, CEO and Trustee

Robert S. Dow

/s/ Daria L. Foster	President and Trustee

Daria L. Foster

/s/ E. Thayer Bigelow	Trustee

E. Thayer Bigelow

/s/ Robert B. Calhoun, Jr.	Trustee

Robert B. Calhoun, Jr.

/s/ Evelyn E. Guernsey	Trustee

Evelyn E. Guernsey

/s/ Julie A. Hill	Trustee

Julie A. Hill

/s/ Franklin W. Hobbs	Trustee

Franklin W. Hobbs

/s/ Thomas J. Neff	Trustee

Thomas J. Neff

/s/ James L.L. Tullis	Trustee

James L.L. Tullis

Dated: January 26, 2012